UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 30, 2013 (October 27, 2013)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction

of Incorporation)

1-13782	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2013, Westinghouse Air Brake Technologies Corporation (the “Company”) announced the upcoming retirement of Alvaro Garcia-Tunon as Executive Vice President and Chief Financial Officer, effective January 1, 2014. Mr. Garcia-Tunon will remain with the Company as a strategic advisor upon his retirement.

In connection with his retirement, Mr. Garcia-Tunon entered into a letter agreement with the Company, effective December 31, 2013, confirming his retirement, his role as a non-executive employee of the Company, and the related compensation he will receive in such role. Mr. Garcia-Tunon will receive a base salary of $200,000 in 2014, $100,000 in 2015, and $50,000 in each of 2016 and 2017, and will continue to be eligible for benefits granted to executive employees of the Company. Mr. Garcia-Tunon will no longer be entitled to participate in the compensation programs applicable to the Company’s executive officers. The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed with the Company’s Annual Report on Form 10-K.

On October 27, 2013, the Company also announced that, effective January 1, 2014, Patrick D. Dugan will succeed Mr. Garcia-Tunon as Executive Vice President and Chief Financial Officer of the Company. Mr. Dugan, age 47, most recently served as Senior Vice President, Finance and Corporate Controller, and as a member of the Company’s Executive Office, since January 2012. Mr. Dugan joined the Company in 2003 as Vice President and Corporate Controller.

Mr. Dugan will continue to be entitled to participate in the compensation programs applicable to the Company’s executive officers, as described in the Company’s annual proxy statement and other filings with the Securities and Exchange Commission.

There are no family relationships among Mr. Dugan and any of the Company’s directors or executive officers and, other than as set forth herein, there are no arrangements or understandings between Mr. Dugan and any other persons pursuant to which Mr. Dugan was appointed as an executive officer of the Company. There have been no transactions or proposed transactions regarding Mr. Dugan that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release issued by the Company on October 27, 2013 announcing Mr. Garcia-Tunon’s retirement and Mr. Dugan’s appointment is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits:

99.1	- Press release dated October 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2013

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

EXHIBIT INDEX

Exhibits

99.1	Press release issued by Westinghouse Air Brake Technologies Corporation on October 27, 2013.